UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2016

Così, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510; Boston, Massachusetts		02108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2016, Così, Inc. (the “Company”) issued a press release announcing changes to its executive management as discussed below.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 22, 2016, the Company announced that, on August 16, 2016, Miguel Rossy-Donovan, Chief Financial Officer, submitted his resignation, effective September 23, 2016, to accept the position of Chief Financial Officer at another company.  Mr. Rossy-Donovan is not resigning because of a disagreement on any matter relating to the Company’s operations, policies or practices.  The Board of Directors of the Company has begun the search to identify a new Chief Financial Officer.

On August 22, 2016, the Company also announced that its Board of Directors has terminated RJ Dourney as Chief Executive Officer and President, effective immediately.  The Board of Directors also will immediately begin a search to identify a new Chief Executive Officer and President.

Effective as of August 22, 2016, the Board of Directors appointed Patrick Bennett, currently a member of the Company’s Board of Directors, to serve as the Company’s interim Chief Executive Officer and President.  Mr. Bennett, age 69, has been a member of the Board of Directors since April 2014.  Mr. Bennett is currently President and Founder of CEO Strategies Group, LLC, a consulting firm that specializes in helping CEOs of small to mid-sized companies realize the attainment of their business vision.  From April 2008 to January 2011, he served as President and CEO of Covad Communications, a broadband supplier and national supplier of integrated voice and data communications.  From October 2001 to April 2008, he was Executive Vice President of Strategic Imperatives at Covad Communications.  Since February 2013, he has served on the Board of Trans World Corporation.  Since May 2011, he has served on the Board of Altius Communications.  He also served on the Boards of Livewire Mobile, Eastern Technology Council, and Philadelphia Development Corporation.  Mr. Bennett does not have any family relationship with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Information regarding any agreement that will be entered into with Mr. Bennett regarding the compensation he will receive in his interim role as Chief Executive Officer is not available at the time of filing, but will be disclosed when it is available in an amendment to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release of Così, Inc., dated August 22, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Così, Inc.
Date: August 22, 2016
	By:	/s/ Vicki Baue
Name: Vicki Baue
Title: Vice President and General Counsel, CCO

EXHIBIT INDEX
Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release of Così, Inc., August 22, 2016.	E